Exhibit 10.20

Unofficial English Translation

Share Transfer Agreement

Transferor: Shenyang Shengchao Management Consulting Co., Ltd (hereinafter referred as “Party A”), Legal Representative: LI Jingfu; Legal Address: No. 96 Zhonghua Road, Heping District, Shenyang City, China.

Transferee: Harbin Union Beauty Management Ltd. (hereinafter referred as “Party B”), Legal Representative: LIU Tong; Legal Address: No. 386 Han Shui Road, Nangang Ji Zhong District, Harbin Development Zone, China

This Agreement, dated as of March 1, 2008, is entered between Party A and Party B in Shenyang.

In consideration that Party B agrees to acquire Party A’s 51% of equity interest of JV Company, both parties, based on the principle of fairness and mutual benefits after friendly negotiation, make the agreement as follows

Clause one Consideration for Equity Acquisition

Party A has agreed to transfer to Party B, and Party B has agreed to acquire from Party A, 51 % equities of JV Company in consideration of RMB 12 million on the terms and conditions as set forth herein. After the completion of the aforesaid acquisition, Party B shall own 51 % equities of JV Company

Clause two Warranties

Party A represents and warrants that Party A owns of record and beneficially and has good, valid and indefeasible right to dispose of the equities transferred to Party B under Clause one of this Agreement. Party A further assures and warrants that the equities to be transferred are free and clear of any and all pledge or security interests and claims from third parties. Otherwise, Party A shall bear any economic or legal liability arising from any breach of aforesaid warranties.

Party B represents and warrants that Party B will pay Party A 100% of consideration set forth in Clause one herein within 3 months following the effectiveness of this Agreement.

Clause three Creditors’ rights and obligations

1. Party B will be entitled to enjoy all profits and bear all risks and losses (including the creditors’ rights and obligation attributed to the equities before the transfer of equities) after the effectiveness of this Agreement.

2. Party B shall assume the Company's liabilities and enjoy interests (including all interests incurred upon and after transfer) in proportion to its 51% ownership, after the effectiveness of this Agreement.

Clause 4 Expense and Cost

Party B have agreed to pay all expenses and costs in connection with the transaction contemplated under this Agreement.

Clause five Default

1.
Provided that any party to this agreement does not properly and fully perform the obligations under this Agreement, such party shall be liable for such breach. The breaching party shall compensate innocent party any loss and liability caused by such breach.

2.
In the event that Party B does not pay consideration for the transfer of equities on time under this Agreement, it shall pay Party A liquidation damage in amount equivalent to 1% of unpaid consideration per day.

Clause six Amendment and termination of this Agreement

Either party may amend or terminate this Agreement upon the occurrence of one of the following situations. Both parties, however, have to sign a written agreement to effect aforesaid amendment or termination of this Agreement.

1.	Due to Act of God or any inevitable reason, without the default of any party, this Agreement can not be performed;

2.	Each party agrees to amend or terminate after consultation when the situation changes.

Clause seven Governing Law and Dispute Resolution

1.	This Agreement is governed and construed by the laws of China.

2.
Any dispute arising from or in connection with this Agreement shall be settled by friendly consultation. If no settlement may be reached, such dispute shall be submitted to arbitration in China under the auspices of China International Economic and Trade Arbitration Commission (the “CIETAC”) in accordance with the prevailing arbitration rules of CIETAC. Any resulting arbitration award shall be final and conclusive and binding upon all the parties.

Clause eight Condition Precedent for Effectiveness of this Agreement

This Agreement shall only take effective when both parties' representative and agent sign or seal this Agreement and original approval authorities approve this Agreement. Each party shall file the application with registration authorities in 3 months to amend equity registration.

Clause nine Miscellaneous

1. This Agreement shall be executed in 2 originals. Each of Party A and Party B holds one original .

[Signature Page]

Party A: Shenyang Shengchao Management Consulting Co., Ltd (Seal) Representative: LI Jingfu (Signature)

/s/: LI Jingfu

Party B: Harbin Union Beauty Management Ltd (Seal) Representative: LIU Tong (Signature)

/s/: LIU Tong

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